Exhibit 15.2

FANGDA PARTNERS

上海 Shanghai•北京 Beijing•深圳 Shenzhen•香港 Hong Kong•广州 Guangzhou

http://www.fangdalaw.com

中国上海市石门一路288号	电子邮件	E-mail:	email@fangdalaw.com
兴业太古汇香港兴业中心二座24楼	电 话	Tel.:	86-21-2208-1166
邮政编码：200041	传 真	Fax:	86-21-5298-5599
	文 号	Ref.:	18GC0063

24/F, HKRI Centre Two

288 Shi Men Yi Road

Shanghai 200041, PRC

April 30, 2018

China Rapid Finance Limited

5th Floor, Building D, BenQ Plaza
207 Songhong Road
Changning District, Shanghai 200335
People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under “Item 4. Information on the Company—C. Organizational Structure” in China Rapid Finance Limited’s Annual Report on Form 20-F for the year ended December 31, 2017, which will be filed with the Securities and Exchange Commission (the “SEC”) in April 2018, and further consent to the incorporation by reference of such annual report into the Registration Statement No. 333-220009  on Form S-8. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2017. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Fangda Partners
Fangda Partners